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EXHIBIT 23(a)

Consent of Independent Auditors

        We consent to the reference to our firm in the Registration Statement pertaining to the 1998 Stock Option and Compensation Plan and to the incorporation by reference therein of our reports dated August 9, 2002, with respect to the consolidated financial statements and schedule of G&K Services, Inc. included in its Annual Report on Form 10-K for the year ended June 29, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 13, 2002

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  EXHIBIT 23(a)